Exhibit 10.6

HANGER ORTHOPEDIC GROUP, INC.

Executive Non-Qualified Stock Option Agreement

THIS AGREEMENT is made as by and between HANGER ORTHOPEDIC GROUP, INC., a Delaware corporation (the “Company”), and the optionee (“Optionee”) identified on the Company’s on-line electronic list of persons to whom an option has been granted by the Company.

WHEREAS, the Company desires to grant to Optionee a non-qualified stock option under the Company’s 2010 Omnibus Incentive Plan to purchase shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), in consideration for the Optionee’s service to the Company.

NOW, THEREFORE, the parties hereto, intending to be legally bound, do agree as follows:

1.             Grant of Option.  Subject to the terms and conditions of this Agreement, the Company hereby grants to Optionee the right and option to purchase from the Company all or part of the number of shares of Common Stock as set forth on the Company’s on-line electronic list as being granted to the Optionee effective as of the date shown on the Company’s on-line electronic list as being the date of grant to the Optionee (the “Grant Date”).  This option is not intended to constitute an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.             Option Price and Time of Exercise.  The per-share purchase price at which the shares subject to option hereunder may be purchased by Optionee pursuant to his exercise of this option shall be the closing sale price per share of the Common Stock on the New York Stock Exchange on the date preceding the Grant Date.  The Optionee’s right to exercise this option shall vest as to 25% of the shares of Common Stock underlying the option at the end of each of the first four years following the Grant Date.  The right to exercise the option shall be cumulative to the extent not theretofore exercised.  The option shall also vest at such times and in such amounts as is required by the terms of Optionee’s employment agreement with the Company.  The right to exercise the option shall in all events expire, except as provided in Paragraph 5 below, on the tenth anniversary of the Grant Date (the “Grant Expiration Date”).

3.             Method of Exercise and Payment for Shares.  This option shall be exercised by  the methods set forth in the instructions relating thereto as contained on the Company’s on-line website from which the Optionee has received notice as to the grant of this option by the Company to the Optionee.  No fractional shares of Common Stock shall be issued pursuant to the grant of this option, but in lieu therefore, the cash value of such fraction shall be paid.

4.             Non-transferability.  This option is not transferable by Optionee except as otherwise provided in Paragraph 5 below, and during Optionee’s lifetime is exercisable only by him.

5.             Exercise After Death or Termination of Service to the Company. In the event of Optionee’s termination of employment from the Company, the option shall be exercisable until the date required by the Optionee’s employment agreement with the Company, but in no event shall the option be exercisable after the Grant Expiration Date.

6.             Limitation of Rights.

(a)           No Right to Continue as an Employee.  Neither the Plan nor the grant of the option shall constitute or be evidence of any agreement or understanding, express or implied, that the Optionee has a right to continue as an employee of the Company or any of its Affiliates for any period of time, or at any particular rate of compensation.

(b)           No Stockholder’s Rights for Options.  The Optionee shall have no rights as a stockholder with respect to the shares covered by this option until the date of the issuance of a stock certificate therefor, and no adjustment will be made for any dividends or other rights for which the record date is prior to the date such certificate is issued.

7.             Incorporation by Reference.  The terms of the Plan to the extent not stated herein are expressly incorporated herein by reference and in the event of any conflict between this Agreement and the Plan, the terms of the Plan shall govern, control and supercede over the provisions of this Agreement.

All of the terms and conditions of this Agreement are hereby confirmed, ratified, approved and accepted by the Company and by the Optionee, who has accepted this Agreement and its terms pursuant to Optionee’s electronic submission of Optionee’s confirmation of this Agreement in accordance with the on-line instructions relating thereto as set forth on the Company’s on-line website relating to options.